UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PRAXAIR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	06-1249050 (I.R.S. Employer Identification No.)

39 Old Ridgebury Road Danbury, CT (Address of principal executive offices)	06810-5113 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered 1.500% Notes due 2020	Name of each exchange on which each class is to be registered New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333−183150

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

On March 11, 2014, Praxair, Inc. (the “Registrant”) issued €600,000,000 aggregate principal amount of 1.500% notes due March 11, 2020 (the “2020 Euro Notes”) and filed a Form 8-A relating to the 2020 Euro Notes with the Securities and Exchange Commission.  This Form 8-A/A is being filed solely to file an amended form of 2020 Euro Note, which corrects a clerical error in the form of 2020 Euro Note filed with the original Form 8-A.  The corrected form of 2020 Euro Note reflects that payments on the 2020 Euro Notes are payable in euro.  No additional 2020 Euro Notes have been issued since March 11, 2014.

Item 1.            Description of Registrant’s Securities to be Registered.

A description of the 1.500% Notes due 2020 of the Registrant is contained in the section entitled “Description of the Notes” in the Prospectus Supplement dated March 4, 2014 and in the section entitled “Description of Debt Securities” in the Prospectus dated August 8, 2012, which sections are incorporated herein by reference.  The Prospectus Supplement, together with the accompanying Prospectus, was electronically submitted for filing with the Securities and Exchange Commission pursuant to Rule 424(b) on March 5, 2014.  The Prospectus Supplement and Prospectus form a part of the Form S-3 Registration Statement (File No. 333-183150).

Item 2.            Exhibits.

Exhibit No.	Description
4.01
Indenture dated as of July 15, 1992, between Praxair, Inc. and U.S. Bank National Association, as the ultimate successor trustee to Bank of America, Illinois, formerly Continental Bank, National Association (Filed as Exhibit 4 to the Registrant’s Current Report on Form 8-K dated March 19, 2007, Filing No. 1-11037, and incorporated herein by reference).

4.02	Form of 1.500% Notes due 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 25, 2016

PRAXAIR, INC. By: /s/ Guillermo Bichara Guillermo Bichara Vice President, General Counsel, and Corporate Secretary